THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW.  NEITHER THIS NOTE NOR ANY OF THE SHARES OF COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATIONS REQUIREMENTS AND OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

CHINA WIND SYSTEMS, INC.

12% Note due February 7, 2011

$80,000	August 7, 2009

FOR VALUE RECEIVED, China Wind Systems, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Barron Partners, L.P. (“Registered Holder”) the principal amount of eighty thousand dollars ($80,000), on February 7, 2011, subject to earlier prepayment as hereinafter provided.  Interest on such principal amount shall be payable at the rate of twelve percent (12%) per annum on the third (7th) day of August, November, February and May of each year, with the first interest payment being due on November 7, 2009, and a final payment due on the maturity date.  Interest shall be paid to the person who is the Registered Holder of this Note on the fifteenth day of the month.  If any payment of interest on or principal of this Note is due is on a day on not a business day, such payment shall be made on the next day which is a business day.  A business day shall mean a day other than a day on which banks in the City of New York are permitted or required to be closed. Payments of principal and interest shall be made in lawful money of the United States of America and payment of principal shall be made against presentment of this Note.  This Note has been issued pursuant to a purchase agreement (the “Purchase Agreement”) dated August 7, 2009 between the Company and Barron Partners LP.

ARTICLE 1.
Events of Default and Acceleration

(a)   Events of Default Defined.  The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice from Registered Holders holding at least a majority of the then outstanding principal amount of the Notes if any one or more Events of Default shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.  An Event of Default shall occur:

(i)  if failure shall be made in the due and punctual payment of the principal of the Notes when and as the same shall become due and payable whether at maturity or otherwise, including any payment due as a result of the exercise of the rights set forth in Section 1(b) of this Note, and such failure shall have continued for five (5) business days;

(ii)  if failure shall be made in the due and punctual payment of any installment of interest on the Notes when and as the same shall become due and payable, and such failure shall have continued for ten (10) business days after receipt of notice of such failure; or

(iii)  if failure shall be made in the delivery of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to Article 2 of this Note, and such failure shall continue for five (5) business days after receipt of notice of such failure; or

(iv)  if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company, a receiver, trustee or liquidator of the Company or of all or any substantial part of the property of the Company, or approving a petition filed against the Company seeking a reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company shall be sequestered;  and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof.

(v)  failure on the part of Company to duly to observe or perform in any material respect the covenants or agreements on the part of Company contained in this Note or the Securities Purchase Agreement by and among the Issuer and the investors party thereto, including the Noteholder, dated the date of this Note (the “Transaction Documents”) and not otherwise covered in this Section 1(a), for a period of ten (10) business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, or by an international overnight carrier service which provides evidence of delivery, to Company and its counsel.

(vi)  any representation, warranty or other statement in this Note or any of the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and such misrepresentation relates to an event, fact, occurrence, condition (financial or otherwise) or operating results in each such case with respect to the Company taken as a whole, and such misrepresentation or breach of warranty shall not be corrected, if it can be corrected, within thirty (30) days after notice thereof is given to the Company..

(vii)  Any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed (or any guarantees thereof, excluding this Note and the other Transactions Documents) by Company in an aggregate principal amount in excess of $50,000 is not paid when due either at its stated maturity or upon acceleration thereof, after the expiration of all applicable grace periods and extensions, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled.

(viii)  Any Transaction Document or any material term thereof shall cease to be, or be asserted by Issuer not to be, a legal, valid and binding obligation of Issuer enforceable in accordance with its terms.

(ix)  The issuance of the Note is prohibited by any governmental authority in the Peoples’ Republic of China or any law or regulation promulgated by such authority.

(b)   Rights of Note Registered Holder.

(i)  In each case where an Event of Default occurs in Section 1(a) above, the holders (the “Majority Holders”) of a majority in principal amount of the Notes, by notice in writing to Issuer (the “Acceleration Notice”), may, at their option, declare the outstanding principal hereunder and all accrued and unpaid interest hereon and thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(ii)  The Company shall reimburse the Investor, on demand, for any and all costs and expenses, including (but not limited to) reasonable attorney fees and court costs, incurred by the Investor in collecting or otherwise enforcing this Note or in attempting to do any of the foregoing.  During any period in which an Event of Default has occurred and is continuing, Issuer shall pay interest on the unpaid principal balance hereof at an aggregate rate per annum equal to 24% per annum or the maximum rate permitted by applicable law, whichever is lower.

(iii)  Nothing in this Note shall be construed to modify, amend or limit in any way the right of the Registered Holder of this Note to bring an action against the Company in the event the Company fail to pay principal of or interest on this Note when due.

ARTICLE 2.
Contingent Right to Exchange Note for Common Stock

(a)    Exchange Rights on Maturity.  In the event that the Company fails to pay all or part of  the principal amount of this Note on the stated maturity date, the Registered Holder shall have the right, but not the obligation, exercisable commencing on the maturity of  this Note, whether upon acceleration or on the stated maturity date, to exchange some or all of the unpaid principal amount, plus accrued interest, for such number of shares of Common Stock owned by Yunxia Ren (“Ms. Ren”) as is determined by dividing the unpaid principal amount of this Note by the Exchange Price, as hereinafter defined.  As provided in the Purchase Agreement, Ms. Ren will deliver to the Stock Escrow Agent concurrently with the execution of this Note, as defined in the Purchase Agreement, 188,800 shares, such shares to be held pursuant to an escrow agreement (the “Stock Escrow Agreement”) between the initial Registered Holder of this Note, Ms. Ren, the Company and the escrow agent named therein.

(b)    Exercise of Exchange Right.  The Registered Holder of this Note may exercise the exchange rights set forth in Section 2(a) of this Note by tendering this Note to the Stock Escrow Agent at the address provided in the Stock Escrow Agreement with the Exchange Notice form at the end of this Note completed and signed by the Registered Holder, with a copy being sent to Ms. Ren at the address set forth in Section 3(d) of this Note.  The principal amount being exchanged shall be the lesser of the outstanding principal amount at the close of business on the date of receipt by the Stock Escrow Agent of the exchange notice by the Company or the amount specified in the exchange notice.  Any payments made on account of principal of this Note which are paid prior to 5:30 P.M., New York City time, on the date the Stock Escrow Agent receives the executed Exchange Notice shall be treated as payments of principal made prior to the effectiveness of the Exchange Notice.

(c)    Right to Receive Common Stock in Payment of Interest.  In the event that the Company does not pay interest prior to the date that such failure becomes an Event of Default, the Registered Holder of this Note shall have the right, but not the obligation, exercisable commencing on the day after the failure to make such interest payment becomes an Event of Default, to receive from Ms. Ren such number of shares of Common Stock owned by Ms. Ren as is determined by dividing the unpaid interest payment by the Exchange Price.  This right shall be exercised by giving notice to the Stock Escrow Agent and Ms. Ren with the Interest Share Notice form at the end of this Note completed and signed by the Registered Holder.

(d)    Delivery of Stock Certificate.  The Stock Escrow Agent shall deliver any shares Common Stock to be delivered to the Registered Holder pursuant to Section 2(a) or 2(c) of this Note in accordance with the procedure set forth in the Stock Escrow Agreement.

(e)    Exchange Price.  The Exchange Price shall mean $0.50 per share of Common Stock, which price shall be subject to adjustment as follows.  In the event that the Company shall, subsequent to the issuance of this Note, (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exchange Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision shall be proportionately adjusted to reflect such transaction. A similar adjustment shall be made in the event of a merger or consolidation of the Company into another corporation or entity.

(f)    Representation by Ms. Ren.  Ms. Ren, by signing this Note on the signature page, confirms her agreement to deliver the shares of Common Stock as provided by this Article 2.

(g)    Notice to the Company.  An executed copy of any Exchange Notice or Interest Share Notice shall be delivered to the Company and its counsel as provided in Section 3(d) of this Note.

ARTICLE 3.
Miscellaneous

(a)    Transferability.  No transfer of this Note shall be effective unless such transfer is made in compliance with all applicable Federal and state securities laws and the Registered Holder shall provide to the Company an opinion of counsel, which counsel and opinion shall be reasonably acceptable to the Company, as to the exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.  The Company shall be entitled to treat as the owner of this Note only the person shown as the Registered Holder on its books and records, regardless of whether the Company has any contrary knowledge.

(b)    Right of Prepayment.  The Company may, at its election, prepay the Note in whole at any time or in part from time to time on not less than five (5) days’ written notice (the “Prepayment Notice”).  In addition to the right to make a prepayment by a payment to the Registered Holder, if the Registered Holder is the holder of warrants issued  by the Company, the Company may effect a prepayment of principal or interest by applying as a credit to the exercise price of any warrants exercised by the Registered Holder, thereby reducing the amount of the cash payment of those warrants exercised by the Registered Holder, with each such credit being applied first to accrued interest and thereafter to the principal of the Note.

(c)    WAIVER OF TRIAL BY JURY.  IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS NOTE, THE COMPANY AND, BY THE ACCEPTANCE OF THIS NOTE, THE REGISTERED HOLDER, WAIVE TRIAL BY JURY.

(d)    Notice.  Notice to the Company and Ms. Ren shall be given to the Company or Ms. Ren at China Wind Systems, Inc., No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China, with a copy to Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd floor, New York, New York 10006, Attention Asher S. Levitsky P.C., telecopier: (212) 930-9725, e-mail: alevitsky@srff.com or to such other address as the Company or Ms. Ren may, from time to time, advise the Registered Holder of this Note.  Notice to the Registered Holder shall be to the address and to the attention of the person shown on the Company’s records.

(e)    Governing Law.  This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  The Company and, by acceptance of this Note, the Registered Holder, hereby (i) irrevocably consents and agrees that any legal action or proceeding arising under or in connection with this Note may be brought in the federal or state courts located in the County of New York in the State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process  may be made (x) in the manner set forth in Section 3(d) of this Note (other than by telecopier or e-mail), or (y) by any other method of service permitted by law.

IN WITNESS WHEREOF, the Company has executed this Note on the date and year first aforesaid.

CHINA WIND SYSTEMS, INC.

By:	/s/ Jianhua Wu
Jianhua Wu, CEO

Yunxia Ren, individually, hereby agrees to be bound by the provisions of Article 2 the foregoing Note.

/s/ Yunxia Ren
Yunxia Ren

Exchange Notice

To:  Jianhua Wu:

Pursuant to the 12% Promissory Note due January    , 2011 (the “Note”) issued by China Wind Systems, Inc. (the “Company”), the undersigned hereby irrevocably transfers to Jianhua Wu in the unpaid principal amount of $______________ of the Note pursuant to Article 2 of the Note, in exchange for which you will deliver to the undersigned                         shares (the “Shares”) of Common Stock (“Common Stock”), par value $0.001 per share, of the Company as provided in the Note.

The undersigned represents to you and to the Company that the undersigned (i) is an accredited investor as defined in Rule 501 of the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (ii) is acquiring the Shares for investment and not with a view to the sale or distribution thereof, but without prejudice to any rights the undersigned may have to sell the Shares pursuant to Rule 144 of the Commission, (iii) understands that the Shares are restricted securities, as defined in said Rule 144, that you are an affiliate of the Company, that the undersigned may not sell the Shares except pursuant to an exemption from the registration requirements of the Securities Act, and that the certificate for the Shares will bear the Company’s standard investment legend.

Dated:	Name of Note Registered Holder:

(Print)

By:

Name:

Title:

Signature must conform in all respects to name of the Registered Holder as specified on the books and records of the Company

Interest Share Notice

To:  Jianhua Wu:

In accordance with the Note, the undersigned hereby gives notice that China Wind Systems, Inc., (the “Company”) has failed to pay the interest installment in the amount of $  which was due on  , and that, pursuant to Section 2(c) of the Company’s 12% Promissory Note due January   , 2011 (the “Note”), the undersigned demands delivery from Jianhua Wu of   shares (the “Shares”) of the Company’s Common Stock (“Common Stock”), par value $0.001 per share, as provided in the Note.

The undersigned represents to you and to the Company that the undersigned (i) is an accredited investor as defined in Rule 501 of the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (ii) is acquiring the Shares for investment and not with a view to the sale or distribution thereof, but without prejudice to any rights the undersigned may have to sell the Shares pursuant to Rule 144 of the Commission, (iii) understands that the Shares are restricted securities, as defined in said Rule 144, that you are an affiliate of the Company, that the undersigned may not sell the Shares except pursuant to an exemption from the registration requirements of the Securities Act, and that the certificate for the Shares will bear the Company’s standard investment legend.

Dated:	Name of Note Registered Holder:

(Print)

By:

Name:

Title:

Signature must conform in all respects to name of the Registered Holder as specified on the books and records of the Company